UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported):

May 19, 2021

CHEMED CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	1-8351	31-0791746
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

2600 First Financial Center, 255 East 5th Street, Cincinnati, OH 45202

(Address of principal executive offices)             (Zip Code)

Registrant's telephone number, including area code:

(513) 762-6690

Title of each class	Trading symbol	Name of each exchange on which registered
Capital stock $1 par value	CHE	NYSE

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

[_]     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[_]     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240-14a-12)

[_]     Pre-commencement communications pursuant to Rule 14d-2(b) under Exchange Act (17 CFR 240-14d-2(b))

[_]     Pre-commencement communications pursuant to Rule 13e-4 (c) under Exchange Act (17 CFR 240-13e-4(c))

Securities registered pursuant to 12(b) of the Act:

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.  Emerging growth company [_]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  [_]

Item 5.07 Submission of Matters to a Vote of Security Holders

(a)On May 17, 2021, Chemed Corporation held its annual meeting of stockholders.

(b)Stockholders voted on the matters set forth below:

Item 1. Election of Directors. The following directors, who constitute the entire Board of Directors, were elected at the meeting by the votes indicated:

Nominee	For	Against	Abstentions	Broker non-votes
Kevin J. McNamara	13,880,604	181,275	12,649	770,879
Ron DeLyons	14,005,609	54,011	14,908	770,879
Joel F. Gemunder	12,674,528	1,286,543	113,459	770,879
Patrick P. Grace	11,356,020	2,245,703	472,806	770,879
Christopher J. Heaney	13,975,499	85,982	13,048	770,879
Thomas C. Hutton	13,766,403	295,963	12,163	770,879
Andrea R. Lindell	13,632,787	328,681	113,062	770,879
Thomas P. Rice	13,735,348	226,893	112,289	770,879
Donald E. Saunders	13,331,746	629,644	113,139	770,879
George J. Walsh III	12,860,870	1,101,516	112,143	770,879

Item 2. Ratification of Independent Accountants. The proposal to ratify the appointment of PricewaterhouseCoopers LLP by the Audit Committee of the Board of Directors as the company’s independent accountants for the year ending December 31, 2021, was approved with the following votes:

Voted
For	14,332,684
Against	499,324
Abstain	13,400
Broker non-votes	-

Item 3. Executive Compensation. The proposal to approve, on a non-binding basis, the Company’s executive compensation program, was approved with the following votes:

Voted
For	13,373,906
Against	673,428
Abstain	27,195
Broker non-votes	770,879

Item 4. Stockholder Proposal. The stockholder proposal requesting a semi-annual report on (a) the Company’s policies on political spending and (b) political contributions made was approved with the following votes:

Voted
For	11,159,406
Against	2,764,206
Abstain	150,917
Broker non-votes	770,879

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHEMED CORPORATION

Dated: May 19, 2021	By:	/s/ Michael D. Witzeman
Michael D. Witzeman
Vice President and Controller